Exhibit 99.3

United Rentals, Inc.
Five Greenwich Office Park
Greenwich, CT 06830

tel: 203 622 3131
fax: 203 622 6080

unitedrentals.com

United Rentals Announces Agreement To Be Acquired By
Cerberus Capital Management

United Rentals stockholders to receive $34.50 per share in cash in a transaction valued at approximately $6.6 billion

GREENWICH, Conn. – July 23, 2007 – United Rentals, Inc. (NYSE: URI) today announced that it has signed a definitive merger agreement to be acquired by affiliates of Cerberus Capital Management, L.P. (“Cerberus”), in a transaction valued at approximately $6.6 billion, including the assumption of approximately $2.6 billion in debt obligations.

Under the terms of the agreement, United Rentals stockholders will receive $34.50 in cash for each share of United Rentals common stock that they hold. The purchase price per share represents a 25% premium over United Rentals’ closing share price of $27.55 prior to the company’s announcement on April 10, 2007 that it had commenced a process to explore a broad range of strategic alternatives.

Bradley S. Jacobs, chairman of United Rentals, said, “We’re pleased that our strategic alternatives process has resulted in this favorable agreement for our shareholders. This transaction is a credit to the thousands of United Rentals employees who have created unmatched value in our industry. A decade ago we started United Rentals with little more than a concept and achieved industry leadership in just 13 months. Today we remain the preeminent equipment rental company in the world.”

Michael J. Kneeland, chief executive officer of United Rentals, said, “We will continue to focus intensely on customer service and employee satisfaction. Cerberus is a firm that shares our deep respect for operational excellence. They have an impressive track record of investing in industry leaders and working constructively with management teams to accelerate profitability and growth.”

The board of directors of United Rentals has approved the merger agreement and has recommended the approval of the transaction by United Rentals stockholders.

Completion of the transaction is subject to customary closing conditions, including approval of the transaction by United Rentals’ stockholders and regulatory review. Stockholders will be asked to vote on the proposed transaction at a special meeting that will be held on a date to be announced. Holders of the company’s preferred stock, including affiliates of Apollo Management, L.P., which represent approximately 18% of the voting power of the capital stock of United Rentals, have agreed to vote their shares in favor of the merger.

Under the agreement, United Rentals may continue to solicit proposals for alternative transactions from third parties for a period of 30 business days continuing through August 31, 2007. There can be no assurances that this solicitation will result in an alternative transaction.

United Rentals does not intend to disclose developments with respect to this solicitation process unless and until its board of directors has made a decision regarding any alternative proposals that may be made.

UBS Investment Bank acted as financial advisor to United Rentals in connection with the strategic review process and the transaction. Simpson Thacher & Bartlett LLP acted as legal advisor to United Rentals. Lowenstein Sandler PC, and Schulte, Roth & Zabel acted as legal advisor to Cerberus. Bank of America, Credit Suisse, Morgan Stanley and Lehman Brothers have committed to provide debt financing.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of over 690 rental locations in 48 states, 10 Canadian provinces and Mexico. The company’s more than 12,000 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent over 20,000 classes of rental equipment with a total original cost of $4.0 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at www.unitedrentals.com.

About Cerberus Capital Management

Established in 1992, Cerberus Capital Management, L.P. is one of the world’s leading private investment firms, with approximately $25 billion under management in funds and accounts. Through its team of more than 275 investment and operations professionals, Cerberus specializes in providing both financial resources and operational expertise to help transform undervalued companies into industry leaders for long-term success and value creation. Cerberus is headquartered in New York City, with affiliate and/or advisory offices in Atlanta, Chicago, Los Angeles, London, Baarn, Frankfurt, Tokyo, Osaka and Taipei. More information on Cerberus can be found at www.cerberuscapital.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the failure to receive other required regulatory approvals, (3) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger, (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger, (5) the ability to recognize the results of the merger, (6) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger, (7) the impact of the substantial indebtedness incurred to finance the consummation of the merger, (8) weaker or unfavorable economic or industry conditions can reduce demand and prices for our products and services, (9) non-residential construction spending or governmental funding for infrastructure and other construction projects may not reach expected levels, (10) we may not always have access to capital at desirable rates for our businesses or growth plans, (11) any companies we acquire could have undiscovered liabilities, may strain our management capabilities or may be difficult to integrate, (12) rates we can charge may be less than anticipated, or costs we incur may be more than anticipated, (13) we are subject to an ongoing inquiry by the SEC, and there can be no assurance as to its outcome, or any other potential consequences thereof for us, and (14) we may incur additional significant costs and expenses in connection with the SEC inquiry, the class action lawsuits and derivative actions that were filed in light of the SEC inquiry, the U.S. Attorney’s Office requests for information, or other litigation, regulatory or investigatory matters related to the SEC inquiry or otherwise. For a fuller description of these and other possible uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2006, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed merger, United Rentals will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. United Rentals security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to the company at Five Greenwich Office Park, Greenwich, CT 06831, or by telephone to (203) 622-3131, or from the United Rentals website at www.unitedrentals.com.

United Rentals and its directors and officers may be deemed to be participants in the solicitation of proxies from United Rentals shareholders with respect to the merger. Information about United Rentals directors and officers and their ownership of United Rentals common stock is set forth in the United Rentals proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.

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Contact:
Fred Bratman
Hyde Park Financial Communications
(203) 618-7318 Cell: (917) 847-4507
fbratman@hydeparkfin.com